Exhibit 99.1

Mallinckrodt plc Reports Second Quarter 2018 Results and Raises Guidance for 2018

-- Net sales of $631.7 million, up 5.3%, or 5.0% on a constant-currency basis --

-- GAAP1 diluted loss per share from continuing operations of $0.34, adjusted diluted earnings per share of $1.78 --

-- Second quarter operating cash flow of $244.0 million, free cash flow of $211.2 million; debt reduced by $460.2 million in the period --

-- R&D expenses of $81.3 million or 12.9% of net sales, supporting increased pipeline investment and data generation for inline portfolio --

-- Full year 2018 guidance increased; net sales growth range raised to 4% to 7% (previously 3% to 6%); adjusted diluted earnings per share raised to $6.50 to $6.90 (previously $6.00 to $6.50) --

STAINES-UPON-THAMES, United Kingdom - Aug. 7, 2018 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the three months ended June 29, 2018. Unless otherwise noted, the quarter comparisons are to the prior year comparable three months ended June 30, 2017.

Net sales were $631.7 million in the quarter as compared to $600.1 million, up 5.3%, or 5.0% on a constant-currency basis.

GAAP gross profit was $317.0 million with gross profit as a percentage of net sales of 50.2%, compared with 53.3%, primarily due to recent acquisitions. Adjusted gross profit was $531.2 million, compared with $489.6 million. Adjusted gross profit as a percentage of net sales was 84.1% versus 81.6%.

”We are pleased with our overall results for the quarter, which built on a solid first quarter performance. With this, and with continued strong execution, our confidence has increased on the outlook for 2018 and we are raising guidance for the fiscal year,” said Mark Trudeau, President and Chief Executive Officer, Mallinckrodt. “We continue to see good performance across our hospital products, especially INOMAX® and OFIRMEV®. H.P. Acthar® Gel performed essentially as expected in the quarter, and we were pleased with the positive preliminary data related to the drug in rheumatoid arthritis and multiple sclerosis presented in the quarter. Additionally, we are making strong progress and are ahead of our expectations in reducing debt."

Trudeau continued, "We look forward to further H.P. Acthar Gel data updates in coming quarters supporting our efforts to ensure appropriate patient access. Likewise, across our development portfolio we continue to make progress and look forward to other upcoming data reports, including the anticipated readout of VTS-270 top-line results in the near term.”

GAAP selling, general and administrative (SG&A) expenses were $164.3 million or 26.0% of net sales, as compared to $214.6 million, or 35.8%, resulting primarily from the benefits of 2017 restructuring activities, benefits from recent acquisition synergies and fair value adjustments to contingent consideration. Adjusted SG&A expenses were $190.2 million or 30.1% of net sales, compared with $208.8 million or 34.8%.

1 Generally accepted accounting principles in the United States

Research and development expenses were $81.3 million or 12.9% of net sales, as compared to $52.3 million or 8.7%, resulting from increased pipeline investment and in-line portfolio data generation.

Income tax benefit was $53.4 million, for an effective tax rate of 65.5%. The adjusted effective tax rate was 10.0%.

GAAP diluted loss per share results from continuing operations was $0.34 compared with income per share from continuing operations of $0.19. Adjusted diluted earnings per share were $1.78 versus $1.36.

Six-Month Fiscal 2018 Results
Net sales were $1,204.3 million, up 3.8% compared with $1,160.1 million. The increase is primarily attributed to strength in the hospital products and the addition of AMITIZA® (lubiprostone).

On a GAAP basis, loss from continuing operations was $167.9 million, compared with a loss of $122.1 million. Diluted loss per share from continuing operations was $0.84 compared with loss per share of $0.26.

Adjusted net income was $261.5 million, compared with $241.7 million. Adjusted diluted earnings per share were $3.08 compared with $2.39.

SPECIALTY BRANDS QUARTERLY SEGMENT RESULTS
Net sales for the segment in the second quarter 2018 were $631.7 million.

•
H.P. Acthar Gel (repository corticotropin injection) net sales were $293.2 million, an 8.2% decrease over $319.4 million, resulting from the residual impact of previously reported patient withdrawal issues.

•	INOMAX (nitric oxide) gas, for inhalation, net sales were $131.0 million, up 4.4%, over $125.5 million, due to continued strong demand.

•	OFIRMEV (acetaminophen) injection net sales were $85.6 million compared with $75.7 million, an increase of 13.1%, benefiting from continued strong demand.

•	Therakos® immunology platform net sales were $56.8 million compared with $51.2 million, an increase of 10.9%, or 8.7% on a constant-currency basis.

•	AMITIZA net sales were $48.0 million.

LIQUIDITY
Mallinckrodt’s cash provided by operating activities was $244.0 million with free cash flow of $211.2 million.

Delivering on its commitment to focus on reducing debt, during the quarter the company reduced total debt by $460.2 million, primarily comprised of the $300.0 million maturity of the April 2018 notes and $175.0 million in repayments on its revolving credit facility, offset partially by a $20.4 million increase in the receivable securitization. The company also repurchased 0.7 million shares in the quarter for $10.0 million.

The company closed the second quarter with a cash balance of $235.7 million.

Mallinckrodt remains focused on debt reduction throughout the remainder of 2018. Subsequent to the quarter close, the company repaid an additional $75.0 million on the revolving credit facility, leaving the current remaining credit facility balance at $375.0 million. The company's current cash balance is in excess of $200 million.

2018 FINANCIAL GUIDANCE UPDATE
Based on its second quarter performance and continued commitment to strong execution, the company is raising its net sales and adjusted diluted earnings per share guidance for fiscal 2018. Guidance for net interest expense and adjusted effective tax rate remains unchanged.

Metric (excluding foreign currency impact)	2018 Guidance (original)	2018 Guidance (updated)
Total net sales for continuing operations	Increase 3% to 6%	Increase 4% to 7%
Adjusted diluted earnings per share	$6.00 to $6.50	$6.50 to $6.90

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, Aug. 7, 2018, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 8438559.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Aug. 7, 2018, and ending at 11:59 p.m. Eastern Time on Tuesday, Aug. 21, 2018. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 8438559.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; analgesics and gastrointestinal products. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization; restructuring and related charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; acquisition-related expenses; pension settlement charges; deferred tax benefits recognized upon reductions to intercompany installment notes created by internal sales of acquired intangible assets offset by deferred tax expense associated with the impact of the 2017 legal entity reorganization; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in its reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as deferred tax benefits recognized upon reductions to intercompany installment notes created by internal sales of acquired intangible assets offset by deferred tax expense associated with the impact of the 2017 legal entity reorganization

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the second quarter represents net cash provided by operating activities of $244.0 million less capital expenditures of $32.8 million, each as prepared in accordance with GAAP. Free cash flow for the six-month period represents net cash provided by operating activities of $261.8 million less capital expenditures of $67.1 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 29, 2017. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel J. Speciale, CPA
Investor Relations and Strategy Officer
314-654-3638
daniel.speciale@mnk.com

Media
Rhonda Sciarra
Senior Communications Manager
908-238-6765

rhonda.sciarra@mnk.com

Meredith Fischer
Chief Public Affairs Officer
908-997-9294
meredith.fischer@mnk.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 29, 2018	Percent of Net sales	June 30, 2017	Percent of Net sales
Net sales	$631.7	100.0%	$600.1	100.0%
Cost of sales	314.7	49.8	280.4	46.7
Gross profit	317.0	50.2	319.7	53.3
Selling, general and administrative expenses	164.3	26.0	214.6	35.8
Research and development expenses	81.3	12.9	52.3	8.7
Restructuring charges, net	58.7	9.3	0.6	0.1
Losses on divestiture	—	—	2.1	0.3
Operating income	12.7	2.0	50.1	8.3
Interest expense	(95.1)	(15.1)	(92.2)	(15.4)
Interest income	1.4	0.2	0.6	0.1
Other (expense) income, net	(0.5)	(0.1)	6.3	1.0
Loss from continuing operations before income taxes	(81.5)	(12.9)	(35.2)	(5.9)
Income tax benefit	(53.4)	(8.5)	(53.6)	(8.9)
(Loss) income from continuing operations	(28.1)	(4.4)	18.4	3.1
Income from discontinued operations, net of income taxes	43.7	6.9	44.4	7.4
Net income	$15.6	2.5%	$62.8	10.5%

Basic earnings per share:
(Loss) income from continuing operations	$(0.34)		$0.19
Income from discontinued operations	0.53		0.45
Net income	0.19		0.64

Basic weighted-average shares outstanding	83.2		98.5

Diluted earnings per share:
(Loss) income from continuing operations	$(0.34)		$0.19
Income from discontinued operations	0.53		0.45
Net income	0.19		0.64

Diluted weighted-average shares outstanding	83.2		98.7

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	June 29, 2018				June 30, 2017
	Gross profit	SG&A	Net income	Diluted net income per share (3)	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$317.0	$164.3	$15.6	$0.19	$319.7	$214.6	$62.8	$0.64
Adjustments:
Intangible asset amortization	182.6	(1.7)	184.3	2.21	167.0	(2.3)	169.3	1.72
Restructuring and related charges, net (1)	0.1	—	58.8	0.70	—	(0.4)	1.0	0.01
Inventory step-up expense	31.5	—	31.5	0.38	2.9	—	2.9	0.03
Income from discontinued operations	—	—	(43.7)	(0.52)	—	—	(44.4)	(0.45)
Change in contingent consideration fair value	—	27.5	(27.5)	(0.33)	—	(2.0)	2.0	0.02
Acquisition related expenses	—	0.1	(0.1)	—	—	(1.1)	1.1	0.01
Intrathecal divestiture	—	—	—	—	—	—	2.1	0.02
Income taxes (2)	—	—	(70.0)	(0.84)	—	—	(63.0)	(0.64)
As adjusted	$531.2	$190.2	$148.9	$1.78	$489.6	$208.8	$133.8	$1.36

Percent of net sales	84.1%	30.1%	23.6%		81.6%	34.8%	22.3%

(1)	Includes pre-tax accelerated depreciation.

(2)	Includes tax effects of above adjustments, as well as certain installment sale transactions and other intercompany transactions.

(3)
In periods where losses from continuing operations are incurred, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These dilutive shares are included in the calculation of adjusted diluted earnings per share if dilutive to adjusted net income. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 83.5 shares.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	June 29, 2018	June 30, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$293.2	$319.4	(8.2)%	—%	(8.2)%
Inomax	131.0	125.5	4.4	—	4.4
Ofirmev	85.6	75.7	13.1	—	13.1
Therakos	56.8	51.2	10.9	2.2	8.7
Amitiza	48.0	—	—	—	—
BioVectra	11.3	10.5	7.6	3.6	4.0
Other	5.8	17.8	(67.4)	1.8	(69.2)
Specialty Brands Total	$631.7	$600.1	5.3%	0.3%	5.0%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Six Months Ended
	June 29, 2018	Percent of Net sales	June 30, 2017	Percent of Net sales
Net sales	$1,204.3	100.0%	$1,160.1	100.0%
Cost of sales	610.5	50.7	540.3	46.6
Gross profit	593.8	49.3	619.8	53.4
Selling, general and administrative expenses	356.7	29.6	432.2	37.3
Research and development expenses	145.4	12.1	97.3	8.4
Restructuring charges, net	81.8	6.8	10.9	0.9
Gains on divestiture	—	—	(57.0)	(4.9)
Operating income	9.9	0.8	136.4	11.8
Interest expense	(186.5)	(15.5)	(186.4)	(16.1)
Interest income	4.6	0.4	1.5	0.1
Other income (expense), net	4.1	0.3	(73.6)	(6.3)
Loss from continuing operations before income taxes	(167.9)	(13.9)	(122.1)	(10.5)
Income tax benefit	(96.8)	(8.0)	(95.6)	(8.2)
Loss from continuing operations	(71.1)	(5.9)	(26.5)	(2.3)
Income from discontinued operations, net of income taxes	68.7	5.7	488.5	42.1
Net (loss) income	$(2.4)	(0.2)%	$462.0	39.8%

Basic earnings per share:
Loss from continuing operations	$(0.84)		$(0.26)
Income from discontinued operations	0.81		4.84
Net (loss) income	(0.03)		4.58

Basic weighted-average shares outstanding	84.7		100.9
Diluted earnings per share:
Loss from continuing operations	$(0.84)		$(0.26)
Income from discontinued operations	0.81		4.84
Net (loss) income	(0.03)		4.58

Diluted weighted-average shares outstanding	84.7		100.9

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Six Months Ended
	June 29, 2018				June 30, 2017
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share (3)	Gross profit	SG&A	Net income	Diluted net income per share (3)
GAAP	$593.8	$356.7	$(2.4)	$(0.03)	$619.8	$432.2	$462.0	$4.58
Adjustments:
Intangible asset amortization	357.3	(3.3)	360.6	4.25	334.5	(4.6)	339.1	3.35
Restructuring and related charges, net (1)	0.1	—	81.9	0.96	—	(1.4)	12.3	0.12
Inventory step-up expense	48.5	—	48.5	0.57	5.9	—	5.9	0.06
Income from discontinued operations	—	—	(68.7)	(0.81)	—	—	(488.5)	(4.83)
Change in contingent consideration fair value	—	29.1	(29.1)	(0.34)	—	(0.2)	0.2	—
Acquisition related expenses	—	(3.1)	3.1	0.04	—	(1.1)	1.1	0.01
Debt refinancing	—	—	—	—	—	—	10.0	0.10
Pension settlement charge	—	—	—	—	—	—	69.2	0.68
Intrathecal divestiture	—	—	—	—	—	—	(57.0)	(0.56)
Gain on repurchase of debt	—	—	(6.5)	(0.08)	—	—	—	—
Income taxes (2)	—	—	(125.9)	(1.48)	—	—	(112.6)	(1.11)
As adjusted	$999.7	$379.4	$261.5	$3.08	$960.2	$424.9	$241.7	$2.39

Percent of net sales	83.0%	31.5%	21.7%		82.8%	36.6%	20.8%

(1)	Includes pre-tax accelerated depreciation.

(2)	Includes tax effects of above adjustments, as well as certain installment sale transactions and other intercompany transactions.

(3)
In periods where losses from continuing operations are incurred, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These dilutive shares are included in the calculation of adjusted diluted earnings per share if dilutive to adjusted net income. As a result, the adjusted diluted earnings per share for the six months ended June 29, 2018 and June 30, 2017 utilized a weighted average share count of 84.9 shares and 101.2 shares, respectively.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Six Months Ended
	June 29, 2018	June 30, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$537.0	$591.2	(9.2)%	—%	(9.2)%
Inomax	270.8	253.9	6.7	—	6.7
Ofirmev	167.6	149.1	12.4	—	12.4
Therakos	114.2	102.4	11.5	3.2	8.3
Amitiza	71.0	—	—	—	—
BioVectra	21.8	20.4	6.9	4.1	2.8
Other	21.9	43.1	(49.2)	1.9	(51.1)
Specialty Brands Total	$1,204.3	$1,160.1	3.8%	0.4%	3.4%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 29, 2018	December 29, 2017
Assets
Current Assets:
Cash and cash equivalents	$235.7	$1,260.9
Accounts receivable, net	337.6	275.4
Inventories	184.4	128.7
Prepaid expenses and other current assets	135.6	74.7
Notes receivable	—	154.0
Current assets held for sale	1,112.5	391.5
Total current assets	2,005.8	2,285.2
Property, plant and equipment, net	430.1	413.2
Goodwill	3,676.7	3,482.7
Intangible assets, net	8,769.0	8,261.0
Long-term assets held for sale	—	742.7
Other assets	168.2	156.2
Total Assets	$15,049.8	$15,341.0

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$22.2	$313.7
Accounts payable	75.8	77.3
Accrued payroll and payroll-related costs	74.6	78.4
Accrued interest	60.4	57.0
Income taxes payable	39.9	15.5
Accrued and other current liabilities	441.0	368.5
Current liabilities held for sale	170.6	140.0
Total current liabilities	884.5	1,050.4
Long-term debt	6,335.1	6,420.9
Pension and postretirement benefits	65.3	67.1
Environmental liabilities	62.2	62.8
Deferred income taxes	809.7	749.1
Other income tax liabilities	129.2	94.1
Long-term liabilities held for sale	—	22.6
Other liabilities	289.4	352.0
Total Liabilities	8,575.4	8,819.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.5	18.4
Ordinary shares held in treasury at cost	(1,619.1)	(1,564.7)
Additional paid-in capital	5,508.9	5,492.6
Retained earnings	2,587.8	2,588.6
Accumulated other comprehensive loss	(21.7)	(12.9)
Total Shareholders' Equity	6,474.4	6,522.0
Total Liabilities and Shareholders' Equity	$15,049.8	$15,341.0

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	June 29, 2018	June 30, 2017
Cash Flows From Operating Activities:
Net (loss) income	$(2.4)	$462.0
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	397.1	406.0
Share-based compensation	16.4	31.8
Deferred income taxes	(101.0)	(157.6)
Gain on divestiture	—	(419.1)
Other non-cash items	(19.0)	32.4
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(21.8)	(52.6)
Inventories	18.4	(8.5)
Accounts payable	2.1	(10.7)
Income taxes	7.4	12.5
Other	(35.4)	(73.7)
Net cash from operating activities	261.8	222.5
Cash Flows From Investing Activities:
Capital expenditures	(67.1)	(101.6)
Acquisitions, net of cash acquired	(699.9)	—
Proceeds from divestiture, net of cash	298.3	576.9
Other	12.4	(9.9)
Net cash from investing activities	(456.3)	465.4
Cash Flows From Financing Activities:
Issuance of external debt	657.2	40.0
Repayment of external debt and capital lease obligation	(1,392.8)	(332.8)
Debt financing costs	(12.0)	(13.0)
Proceeds from exercise of share options	—	3.9
Repurchase of shares	(56.8)	(380.8)
Other	(24.9)	(19.5)
Net cash from financing activities	(829.3)	(702.2)
Effect of currency rate changes on cash	(1.2)	1.6
Net change in cash, cash equivalents and restricted cash	(1,025.0)	(12.7)
Cash, cash equivalents and restricted cash at beginning of period	1,279.1	361.1
Cash, cash equivalents and restricted cash at end of period	$254.1	$348.4

Cash and cash equivalents at end of period	$235.7	$330.2
Restricted cash included in other assets at end of period	18.4	18.2
Cash, cash equivalents and restricted cash at end of period	$254.1	$348.4